UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2015 (September 11, 2015)

Brushy Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-1554970	45-5634053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300E. Sonterra Blvd, Suite 1220 San Antonio, Texas		78258
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (210) 999-5400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.  Other Events

On September 11, 2015, Brushy Resources, Inc. (the “Company”) received a copy of the American Arbitration Association Award in Imbruce et al, v. Henry et al., an arbitration relating to the operation of Giddings Oil & Gas LP, Asym Energy Fund III LP and Hunton Oil Partners LP., the owners of 9,635,000 of our common stock shares through February 25, 2014, which at that time was approximately 78% of out outstanding common stock shares.  On or about February 25, 2014 these common stock shares were distributed to the limited partners of Giddings Oil & Gas LP, Asym Energy Fund III LP and Hunton Oil Partners LP (the “Partnership(s)”) or made available to be interpleaded to the registry of a Connecticut Superior Court.  The various claims in this arbitration were described in our Form 10-K filed April 16, 2015.

The arbitration award is as follows:

1)
All claims asserted by Gregory Imbruce and various business entities controlled by Mr. Imbruce against Respondents were denied and award was made in favor of certain of the Respondents, including our director, Charles S. Henry, as well as SOSventures, LLC, Bradford Higgins, John Paul Otieno, Estate of William Mahoney, Ahmed Ammar, John P. Vaile, as Trusteee of John P. Vaile Living Trust, Edward M. Conrads, Robert J. Conrads, Giddings Oil & Gas LP, Asym Energy Fund III LP and Hunton Oil Partners LP.

2)
All claims asserted by Gregory Imbruce and various business entities controlled by Mr. Imbruce against Relief Respondents, including Rubicon Resources LLC, Sean O’Sullivan Revocable Living Trust, King Lee, Michael Rihner, Scott Decker, Andrew Gillick, Briana Gillick, Steve Heinemann, Stanly Goldstein, Sidney Orbach, James P. Ashman and Patricia R. Ashman, were denied.

3)
An award was made in favor of certain of the Respondents, including our director, Charles S. Henry, as well as SOSventures, LLC, Bradford Higgins, John Paul Otieno, Estate of William Mahoney, Ahmad Ammar, John P. Vaile, as Trustee of John P. Vaile Living Trust, Edward M. Conrads, Robert J. Conrads, Giddings Oil & Gas LP, Asym Energy Fund III LP and Hunton Oil Partners LP against Mr. Imbruce and his entities  on the following claims:

a)	Breach of fiduciary duty;

b)	breach of implied covenant of good faith and fair dealing;

c)	partnership dissolution;

d)	unjust enrichment;

e)	breach of contract;

f)	accounting;

g)	violation of Connecticut Unfair Trade Practices Act;

h)	civil theft; and

i)	piercing the corporate veil.

4)
All claims asserted by William F. Pettinati, Jr. Sigma Gas Barbastella Fund, Sigma Gas Antrozous Fund and Nicholas P. Garafolo against our director, Charles S. Henry, as well as SOSventures, LLC and Bradford Higgins were denied.

5)
A declaratory award was entered declaring that the removal of Hunton Oil Genpar LLC, Giddings Genpar LLC and Asym Capital III LLC and/or Gregory Imbruce as the General Partner(s) of Giddings Oil & Gas LP, Asym Energy Fund III LP and Hunton Oil Partners LP was lawful and in compliance with all legal and contractual requirements, and thus was effective;

6)
A declaratory award that the distribution of Company-issued common stock shares made in February 2014 to limited partners in Giddings Oil & Gas LP, Asym Energy Fund III LP and Hunton Oil Partners LP with remaining common stock shares ultimately being interpleaded into Court in Connecticut was lawful, met all legal requirements and is effective in that the distribution was the result of a “monetization” event under the Partnership agreements.  This distribution was referenced in the first paragraph of this Form 8-K;

7)
A declaratory award that the Partnerships were effectively dissolved at the time of the distribution of the above-referenced common stock shares issued by the Company from the Partnerships to the limited partners in the Partnerships;

8)	A denial of any and all fees and expenses claimed by Mr. Imbruce and his entities due to “multiple and repeated violations of the Connecticut Uniform Securities Act;”

9)	A denial of fees and expenses claimed by Mr. Imbruce and his entities for the time periods subsequent to the 2011 rollup that formed our Company;

10)
An award of damages in favor of certain of the Respondents, in the amount of $1,602,235, subject to trebling under a Civil Theft finding to $4,806,705, plus attorney and expert fees of $2,998,839.05 for a total award of $7,805,544.05, payable by Mr. Imbruce and his business entities;

11)
Injunctive relief ordering an accounting of the sources and uses of all funds and other assets of the Partnerships during the time that Mr. Imbruce and his entities served as general partners of the Partnerships;

12)	Post-judgment interest at 10 percent per year payable by Mr. Imbruce and his business entities; and

13)
Arbitration administrative fees, expenses and compensation of the Arbitrator totaling $122,200 to be paid by Gregory Imbruce et al, and William F. Pettinati, Jr., Sigma Gas Barbastella Fund, Sigma Gas Antrozous Fund and Nicholas P. Garafolo.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

99.1	American Arbitration Association Award in Imbruce et al. v. Henry et al, Matter No. 1212-2015-1300-0058.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starboard Resources, Inc.

Date: September 14, 2015	By:	/s/ Michael Pawelek
Michael Pawelek
Chief Executive Officer